Exhibit 10.1
Execution Version

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of October 15, 2018 (the “Amendment Effective Date”), is entered into by and among Tricida, Inc. (the “Borrower”), Hercules Capital, Inc. (“Hercules Capital”), a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and Hercules Technology III, L.P. (“Hercules Technology”), a Delaware limited partnership.
WHEREAS, the Borrower, the Lender and Agent are parties to that certain Loan and Security Agreement dated as of February 28, 2018 (as amended, modified or supplemented from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement and First Amendment to Warrants dated as of April 10, 2018, the “Loan Agreement”);
WHEREAS, the Borrower has requested certain modifications to the Loan Agreement; and
WHEREAS, the Required Lenders, as defined in the Loan Agreement, and Agent are willing to amend the Loan Agreement in accordance with and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
SECTION 1Definitions; Interpretation.
(a)All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
(b)The rules of interpretation set forth in Section 1.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2Amendments to the Loan Agreement.    For the avoidance of doubt, each of the following amendments to the Loan Agreement is subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment.
(a)Amendments to the Loan Agreement
(i)Section 2.2(a) (Tranches). Section 2.2(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(a)    Tranches.
(i)     Tranche 1. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of Twenty-Five Million Dollars ($25,000,000) on the Closing Date (“Tranche 1”).
(ii)    Tranche 2. Subject to the terms and conditions of this Agreement, on or before December 31, 2018, Borrower may request one additional Term Loan Advance in a principal amount of Fifteen Million Dollars ($15,000,000) (“Tranche 2”).
(iii)    Tranche 3. Subject to the terms and conditions of this Agreement and conditioned on Borrower’s achievement of the NDA Milestone in accordance with the definition thereof, on or before December 31, 2019, Borrower may request one additional Term Loan Advance in a principal amount of Thirty-Five Million Dollars ($35,000,000) (“Tranche 3”).
(iv)    Tranche 4. Subject to the terms and conditions of this Agreement and conditioned on Borrower’s achievement of the Approval Milestone on or before December 15, 2020 in accordance with the definition thereof, on or before December 31, 2020, Borrower may request one additional Term Loan Advance in a principal amount of Ten Million Dollars ($10,000,000) (“Tranche 4”).
(v)     Tranche 5. Subject to the terms and conditions of this Agreement and conditioned on approval by Lender’s investment committee in its sole and unfettered discretion, on or before December 31, 2020, Borrower may request one or additional Term Loan Advance in a principal amount of Fifteen Million Dollars ($15,000,000) (“Tranche 5”).”
(ii)Section 4.2(g) (All Advances). Section 4.2(g) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(g) Borrower and the party identified on the signature pages to each form of Warrant, as set forth in Exhibit I or Exhibit J, shall have executed a Warrant in connection with each applicable Term Loan Advance; provided that, the aggregate amount of Warrant Coverage (to be specified in the applicable Warrants) with respect to Term Loan Advance under Tranche 2 shall be Five Hundred Thousand Dollars ($500,000.00); the aggregate amount of Warrant Coverage (to be specified in the applicable Warrants) with respect to Term Loan Advance under Tranche 3 shall be Five Hundred Thousand Dollars ($500,000.00); the aggregate amount of Warrant Coverage (to be specified in the applicable Warrants) with respect to Term Loan Advance under Tranche 4 shall be Two Hundred Thousand Dollars ($200,000.00); and the aggregate amount of Warrant Coverage (to be specified in the applicable Warrants) with respect to Term Loan Advance under Tranche 5 shall be Three Hundred Thousand Dollars ($300,000.00).”
(iii)Schedule 1.1 Commitments: Schedule 1.1 is hereby amended and restated in its entirety as follows:

SCHEDULE 1.1
COMMITMENTS

LENDER	TRANCHE	TERM COMMITMENT
Hercules Capital, Inc.	1	$15,000,000
Hercules Technology III, L.P.	1	$10,000,000
Hercules Capital, Inc.	2	$15,000,000
Hercules Capital, Inc.	3	$35,000,000
Hercules Capital, Inc.	4	$10,000,000
Hercules Capital, Inc.	5	$15,000,000*
TOTAL COMMITMENTS		$100,000,000*
(iv)Section 7.1(b) (Financial Reports). Section 7.1(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(b) as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year end adjustments; as well as the most recent capitalization table for Borrower, including the weighted average exercise price of employee stock options;”
(b)References within the Loan Agreement. Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as further amended by this Amendment.
SECTION 3Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:
(a)Fees and Expenses. The Borrower shall have paid (i) all attorney fees and other costs and expenses then due in accordance with Section 5(e), and (ii) all other fees, costs and expenses, if any, due and payable as of the Advance Date of Tranche 2 under the Loan Agreement.
(b)This Amendment. Agent shall have received this Amendment, executed by Agent, the Lender and the Borrower.
(c)Officer’s Certificates. Agent shall have received certified copy of resolutions of Borrower’s board of directors evidencing approval of this Amendment and other transactions contemplated herein.
(d)Tranche 2 Warrant. Agent shall have received one or more Warrants with total Warrant Coverage (as defined in such Warrants) in the amount of Five Hundred Thousand Dollars ($500,000.00) executed by Borrower in favor of the Lenders in connection with the Term Loan Advance made under Tranche 2 in form and substance satisfactory to Agent.
(e)Advance Request.    Agent shall have received an Advance Request executed and delivered by Borrower to draw Term Loan Advance of Fifteen Million Dollars ($15,000,000) under Tranche 2 on or prior to December 31, 2018.

(f)Facility Charge.     Borrower shall have paid Eighty Thousand Dollars ($80,000) to Agent on the Advance Date of Tranche 2.
(g)Representations and Warranties; No Default. On the Amendment Effective Date, after giving effect to the amendment of the Loan Agreement contemplated hereby:
(i)The representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and
(ii)There exist no Events of Default or events that with the passage of time would result in an Event of Default.
SECTION 4Representations and Warranties. To induce Agent and Lender to enter into this Amendment, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) that there has not been and there does not exist a Material Adverse Change; and (c) that the information included in the Perfection Certificate delivered to Agent on the Effective Date remains true and correct. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such section, shall mean and be a reference to the Loan Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).
SECTION 5Miscellaneous.
(a)Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Borrower hereby reaffirms the grant of security under Section 3.1 of the Loan Agreement and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan Agreement and the other Loan Documents.
(b)Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.
(c)Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall, to the fullest extent of the law, affect in any manner the final, absolute and unconditional nature of the release set forth above.
(d)No Reliance. Borrower hereby acknowledges and confirms to Agent and the Lender that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(e)Costs and Expenses. Borrower agrees to pay to Agent on the Amendment Effective Date the out-of-pocket costs and expenses of Agent and the Lenders party hereto, and the fees and disbursements of counsel to Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date, not to exceed five thousand dollars ($5,000) in the aggregate.
(f)Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.
(g)Governing Law. This Amendment and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
(h)Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
(i)Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
(j)Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
(k)Loan Documents. This Amendment shall constitute a Loan Document.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:
TRICIDA, INC.
Signature: /s/ Geoffrey Parker
Print Name: Geoffrey Parker
Title: Chief Financial Officer and Senior Vice President

AGENT and LENDER:
HERCULES CAPITAL, INC.
Signature: /s/ Zhuo Huang
Print Name: Zhuo Huang
Title: Associate General Counsel

LENDER:
HERCULES TECHNOLOGY III, L.P.,
a Delaware limited partnership
By: Hercules Technology SBIC Management, LLC,
its General Partner
By: Hercules Capital, Inc.,
its Manager
By:         /s/ Zhuo Huang
Name:        Zhuo Huang
Its:         Associate General Counsel

[Signature Page to Second Amendment to Loan and Security Agreement]